EXHIBIT 10.8

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (as amended, restated, amended and restated or otherwise modified from time to time, this “Agreement”) is entered into as of October 5, 2018 among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and WOODFOREST NATIONAL BANK, in its capacity as administrative agent and collateral agent (in such capacities, together with its successors and assigns, the “Administrative Agent”) for the holders of the Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit and Guaranty Agreement, dated as of October 5, 2018 (as it may be amended, amended and restated, joined, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (“Holdings”), STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation (the “Borrower”) and WOODFOREST NATIONAL BANK, as lender (“Lender” and together with any other Person that becomes a lender thereunder, the “Lenders”) and as the administrative agent (in such capacity, the “Administrative Agent”), the Lenders have agreed to make Loans and provide other financial accommodations upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the Lenders agreeing to make Loans from time to time under the Credit Agreement that the Grantors enter into this Agreement;

WHEREAS, each Grantor acknowledges and agrees that the Lenders would not enter into the Credit Agreement and would not extend the financial accommodations contemplated thereunder if each Grantor did not grant a security interest in, on or upon the Collateral to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations pursuant to this Agreement; and

WHEREAS, each Grantor party hereto acknowledges that it will derive substantial benefits from the transactions contemplated by the Credit Documents.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.

(a)

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)

The following terms shall have the meanings assigned to such terms in the UCC (as defined herein):  Accession, Account, Account Debtor, As-Extracted Collateral, Bank, Chattel Paper, Commercial Tort Claim, Commingled Goods, Commodity Account, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Health-Care-

Insurance Receivable, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Payment Intangible, Record, Securities Entitlement, Securities Account, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c)

The following terms shall have the meanings set forth below:

“Applicable Time” means (i) from the Closing Date until the first Reporting Date after the Closing Date, the Closing Date and (ii) at any time thereafter, the most recent Reporting Date.

“Collateral” has the meaning provided in Section 2 hereof.

“Contract” means all contracts or agreements to which any Grantor is a party including, without limitation, (a) each partnership, joint venture, bylaw, or limited liability company agreement to which such Grantor is a party, (b) each lease, license or sublicense, evidence of Indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation to which such Grantor is a party, and (c) any hedge or similar agreement to which such Grantor is a party.

“Contract Rights” means all of the rights of any Grantor (including, without limitation, all rights to payment) under any Contract.

“Control Agreement” means any account control agreement or similar agreement that provides “control” to the Administrative Agent as set forth in Article 8 of the UCC.

“Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works (as defined below), now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office (“USCO”) or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, equity security or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, including all rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) and all rights and privileges incident thereto.

“Intellectual Property” means United States, international or foreign (a) Trademarks and Trademark Licenses, (b) Copyrights and Copyright Licenses, (c) Patents, (d) Patent Licenses, (e) Software (including source codes, object codes, date and related documentation), (f) URLs (g) confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae and customer and supplier lists, (h) Works and (i) all other proprietary rights or intellectual property rights.

“Issuer” means Standard Premium Finance Management Corporation, a Florida corporation and any other issuer of any of the Pledged Equity.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Perfection Certificate” means each Perfection Certificate, in the form of attached as Exhibit G to the Credit Agreement, prepared by each of the Grantors and delivered to the Administrative Agent on or prior to the date hereof, which such Perfection Certificate shall be updated, modified and supplemented from time to time pursuant to the terms hereof.

“Pledge Registration and Control Agreement” means that certain Pledge Registration and Control Agreement attached as Exhibit I hereto.

“Pledged Equity” means, with respect to each Grantor, the issued and outstanding Equity Interests now owned or hereafter acquired by such Grantor in any Subsidiary, including, without limitation, the Equity Interests owned by such Grantor on the date hereof and set forth on Schedule 1 hereto, in each case, together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)

all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof;

(2)

all other payments due or to become due to such Grantor in respect of such Equity Interests, whether under any by-laws, operating agreements, limited liability company agreements, other governing documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(3)

all claims, rights, power, privileges, authority, options, security interests, Liens and remedies, if any, of such Grantor, under any governing document, or at law, or otherwise in respect of such Equity Interests;

(4)

all future claims, if any, of such Grantor against the Issuer of such Equity Interests for moneys loaned or advanced, for services rendered or otherwise;

(5)

all of such Grantor’s rights under any by-laws, limited liability company agreement, operating agreement or other governing documents or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such Equity Interests;

(6)

in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger; and

(7)

with respect to membership interests in any limited liability company, all of such Grantor’s capital therein and all of its interest in all profits, losses, assets and other distributions to which such Grantor shall at any time be entitled in respect of such limited liability company interest.

 “Reporting Date” means the date following (i) any Fiscal Quarter on which financial statements are delivered pursuant to Section 5.1 of the Credit Agreement (solely with respect to a month that coincides with the end of any Fiscal Quarter), or (ii) the consummation of any acquisition that is expressly permitted by the Credit Agreement.

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications until a verified statement of use is filed with respect to such applications), whether in the United States Patent and Trademark Office  (“USPTO”) or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Florida; provided, however, in the event that, by reason of mandatory provisions of Applicable Laws, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Florida, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unearned Proceeds Collateral” mean any and all Unearned Receivables, including, for the avoidance of doubt, unearned insurance premiums, commissions or other amounts received by or otherwise in the possession of any Grantor or any such amount that is owed to any Grantor by any insurance company, insurance agent, insurance broker or any and all similar Persons or any such amounts over which any Grantor has (or is purported to have) a Lien or other security interests in or on such unearned insurance premiums, commissions or other amounts.

“URL’s” means, in relation to any Grantor, all Internet domain names that are used primarily in connection with the business of such Grantor and that are owned or otherwise used by such Grantor.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles or Equipment covered by a certificate of title law and, in any event, including, without limitation, the vehicles and Equipment listed on Schedule 4(l).

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code or under any similar law of the United States, any state thereof, any other country or, in each case, any political subdivision thereof, or otherwise.

2.

Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby unconditionally grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all personal and real property of every kind, including, without limitation, all of the following, whether now owned or existing or hereafter owned, acquired, existing or arising hereafter and wherever located (collectively, the “Collateral”):

(a)

all Accounts;

(b)

all cash, currency and Permitted Investments;

(c)

all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(d)

all Commercial Tort Claims, including those set forth on Schedule 4(j) hereto;

(e)

all Commodity Accounts and all assets on deposit therein;

(f)

all Contracts together with all Contract Rights;

(g)

all Deposit Accounts, Securities Accounts or Commodity Accounts and all assets on deposit therein;

(h)

all Documents;

(i)

all Equipment;

(j)

all Fixtures;

(k)

all General Intangibles (including Payment Intangibles);

(l)

all Goods;

(m)

all Health-Care-Insurance Receivables;

(n)

all Instruments;

(o)

all Intellectual Property;

(p)

all Inventory;

(q)

all Investment Property;

(r)

all Letter-of-Credit Rights;

(a)

all Contracts;

(b)

all Pledged Equity;

(c)

all Securities Accounts and all assets on deposit therein;

(d)

all Supporting Obligations;

(e)

all Vehicles and title documents with respect to Vehicles;

(f)

all Receivables, including, without limitation, Unearned Proceeds Collateral and any rights (whether by contract, at law or in equity) to such Receivables;

(g)

all other personal property whether or not subject to the UCC;

(h)

all books and records, files and electronic documents or programs that evidence or contain information relating to any of such personal property; and

(s)

all Accessions, all products and all Proceeds (including cash proceeds and noncash proceeds) of any and all of the foregoing.

The Grantors hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising, including, without limitation, any amounts currently outstanding and any future advances.

3.

Grantors Remain Liable.  Anything to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral set forth herein to perform all of its duties and obligations thereunder, all in accordance with any such contracts and agreements, (b) the exercise by be the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements and (c) no Secured Party shall have any obligation or liability under such contracts and agreements by reason of this Agreement or any other Credit Document.

4.

Representations and Warranties.  Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)

Ownership.  Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same free and clear of any Lien, claim option or right of others, except for the security interest created under this Agreement, and Permitted Lien.  To the knowledge of each Grantor, there exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity of any Grantor.

(b)

Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral and, when properly perfected by filing financing statements in the appropriate offices against the Grantors, shall constitute a valid and perfected, first priority security interest in the Collateral (including all uncertificated Pledged Equity that does not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Lien.  The (i) taking possession by the Administrative Agent of the certificated Securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest, for the benefit of the Secured Parties, in all the Pledged Equity evidenced by such certificated Securities and such Instruments and (ii) execution by the applicable Issuer, Administrative Agent and Grantors of the Pledge Registration and Control Agreement will perfect by control (as such term is used in Articles 8 and 9 of the UCC) and establish the first priority of Administrative Agent’s security interest, for the benefit of the Secured Parties, in all Pledged Equity which constitutes uncertificated Securities.  With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account or Commodity Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary or Bank and the Administrative Agent of a Control Agreement with respect to a Deposit Account or Control Agreement with respect to a Securities Account Control Agreement, as applicable, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral for the benefit of the Secured Parties.  With respect to any Collateral consisting of Intellectual Property, upon execution and delivery by the applicable Grantor of a notice of grant of security interest in Copyrights, Patents or Trademarks and the filing of such notice in the USPTO or the USCO, as applicable, in combination with the filing of financing statements in the appropriate offices referenced above in this Section 4(b), the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral for the benefit of the Secured Parties.

(c)

Types of Collateral.  As of the Applicable Time, none of the Collateral consists of, or is the Accession or Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.  Each of the Grantors has delivered to the Administrative Agent a Perfection Certificate.  Each Grantor represents that the completed Perfection Certificate delivered to the Administrative Agent is true and correct in all material respects and the facts contained in the Perfection Certificate are accurate in all material respects as of the Closing Date, or in the case of any Perfection Certificate delivered after the Closing Date, as of the date of such Perfection Certificate.  Not later than each Reporting Date, each Grantor hereby agrees that it shall supplement its Perfection Certificate promptly upon obtaining information that would require any correction or addition to the Perfection Certificate and such Grantor shall promptly deliver such updated Perfection Certificate to the Administrative Agent.

(d)

Equipment and Inventory.  As of the Applicable Time, all of the Equipment and Inventory (other than Inventory in transit or rolling stock, vessels, Vehicles or Equipment in transit in the ordinary course of business) of a Grantor included in the Collateral with a value in excess of $25,000 is kept only at the locations specified in Section 2 of the Perfection Certificate (as such Perfection Certificate may be amended or supplemented from time to time) or, in the case of Vehicles, in the possession of third parties for repair or maintenance in the ordinary course of business.  With respect to any Equipment and/or Inventory of a Grantor, such Grantor has exclusive possession and control of such Equipment and Inventory except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers or Vehicles in the possession of third parties for repair or maintenance in the ordinary course of business or (iii) Equipment or Inventory in the possession of a warehouseman, bailee or other agent to the extent the requirements of Section 5(f) relating thereto are completed.  As of the Closing Date, no Inventory, and thereafter, no Inventory having a value greater than $25,000, of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(e)

Pledged Equity.  As of each date on which the actions required with respect to Pledged Equity pursuant to Section 5(b)(ii) are required to have been taken, Schedule 1 shall be (or shall be updated as of such date such that it is) true, correct and complete in all respects as of such date.  All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is not subject to the preemptive rights of any Person (unless such preemptive rights have been waived to the satisfaction of the Administrative Agent at its sole option).  As of the Applicable Time, except as disclosed on Schedule 1, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Equity Interests of the any Issuer.  Except as specifically set forth on Schedule 1, none of the Pledged Equity is subject to any restriction that would prohibit or restrict the security interests granted hereby or the exercise of the Administrative Agent’s or any Lender’s remedies hereunder, including the Administrative Agent’s ability to become a member, partner or similar Person with respect to such Grantor, in each case, immediately upon the occurrence of an Event of Default and without requiring any further notice, consent or action by any Person.

(f)

Partnership and Limited Liability Company Interests.  Except as set forth on Schedule 4(f) and except for certificated Equity Interests issued by any Issuer that is a corporation and pledged to Administrative Agent in accordance with the requirements of Section 5(b) hereof, none of the Pledged Equity (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(g)

Contracts; Agreements; Licenses.  The Grantors have no material contracts, agreements or licenses which are non-assignable by their terms or as a matter of law or do not allow for a change of control, or which prevent the granting of a security interest therein, except for those contracts, agreements or licenses where (i) such prohibition or default has been waived or consented to by the third party that is party to such contract, agreement or license or (ii) such prohibition or default would be rendered ineffective according to the relevant provisions of the UCC, any other applicable law or principles of equity.

(h)

No Restrictions.  Except as set forth on Schedule 4(h), no restrictions in any organizational or other corporate documents governing any Pledged Equity or any other document related thereto would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.  As of the Closing Date, true, correct and complete copies of each Issuer’s organizational or other corporate documents governing any Pledged Equity or any other document related thereto have been delivered to Administrative Agent and each such organizational or other corporate document is substantially consistent with the provisions set forth on Exhibit II or, to the extent such organizational or other corporate document is not consistent with such Exhibit II, such organizational or other corporate document has been amended such that it is substantially consistent with Exhibit II in favor of the Administrative Agent.

(i)

Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the USPTO and the USCO, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 5(b) hereof), (iv) such actions as may be required by Applicable Laws affecting the offering and sale of securities, (v) such actions as may be required by foreign Applicable  affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor or an Issuer), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor (other than as set forth on Schedule 4(i)), or (B) the perfection of such security interest (to the extent such security interest can be perfected by filing of a financing statement under the UCC, the granting of control (to the extent required under Section 5(b) hereof) or by filing an appropriate notice with the USPTO or the USCO, or (C) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement.

(j)

Commercial Tort Claims.  As of the Applicable Time, no Grantor has any Commercial Tort Claims other than as set forth on Schedule 4(j) hereto.

(k)

Accounts.  (i) No amount payable to such Grantor under or in connection with any Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, except if no Event of Default then exists, Accounts not exceeding individually or in the aggregate of $25,000.

(i)

None of the obligors on any Accounts is a Governmental Authority.

(ii)

The amounts represented by such Grantor to the Administrative Agent from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

(l)

Vehicles.  As of the Applicable Time, all Vehicles included in the Collateral that are covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof are described on Schedule 4(l) (as such schedule may be amended or supplemented from time to time).

(m)

Intellectual Property.  As of the Closing Date, no Grantor has any interest in, or title to, any registered Patent, Trademark or Copyright except as set forth in Schedule 4(m).  All Intellectual Property owned by each Grantor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made.  Each Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by such Grantor, free and clear of any Liens (including without limitation licenses and covenants by such Grantor not to sue third persons), except for Permitted Liens.  Except as set forth on Schedule 4(m), as of the Applicable Time, each Grantor has no notice of any suits or actions commenced or threatened with reference to any Intellectual Property.  Except as could not reasonably be expected to result in a Material Adverse Change, the operation of each Grantor’s business as currently conducted and the use of its Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the intellectual property rights of any third party.  Except as could not reasonably be expected to result in a Material Adverse Change, the execution, delivery and performance of this Agreement or any notice of grant of security interest in

Copyrights, Trademarks or Patents and the filing of such notice by each Grantor will not violate or cause a default under any Intellectual Property of such Grantor or any agreement in connection therewith.

(n)

Pledged Notes.  Each promissory note executed in favor of a Grantor or any other promissory note held or obtained by any Grantor, whether or not such promissory note is pledged to the Administrative Agent pursuant to the terms of this Agreement, constitutes the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights, or general equitable principles (regardless of whether enforcement is sought in equity or at law).

Borrower’s Perfection

. Borrower represents to the Administrative Agent and the Lenders that it has and shall at all at times maintain a security interest in all Unearned Receivables Collateral pursuant to and as set forth in each applicable Premium Finance Agreement.

5.

Covenants.  Each Grantor covenants that until the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement, such Grantor shall:

(a)

Maintenance of Perfected Security Interest.  Maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4(b) and shall defend such security interest and such priority against the claims and demands of all Persons.

(b)

Instruments/Chattel Paper/Pledged Equity/Control.

(i)

If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, promissory note or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document or if any such Collateral constitutes Receivables, Grantor shall ensure that such Instrument, promissory note, Tangible Chattel Paper, Document or Receivables is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent or is delivered to a third-party selected by the Administrative Agent to take possession of such items on behalf of the Administrative Agent or at the request of the Administrative Agent the Grantor shall take any further action required to assign any collateral pledged by any Obligor in respect of their applicable Receivables.  At the request of Administrative Agent following an Event of Default, such Grantor shall mark any Collateral consisting of Tangible Chattel Paper or Receivables with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper or such Receivables, as the case may be.  Each Grantor will also deliver to

Administrative Agent all security agreements, if any, securing such Instruments or promissory notes and deliver UCC financing statement amendments assigning to Administrative Agent any UCC financing statements filed by such Grantor in connection with such security agreement.

(ii)

Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Grantor (but in any event not later than the earlier of (x) the next Reporting Date and (y) the date on which delivery of quarterly financial statements is required pursuant to Section 5.1 of the Credit Agreement), all certificates and instruments constituting or representing Pledged Equity.  Prior to delivery to the Administrative Agent, all such certificates constituting or representing Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto.  All such certificates constituting or representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank.

(iii)

Deliver to, and cause each Issuer listed on Schedule 1 attached hereto, to execute a Pledge Registration and Control Agreement, promptly (and otherwise not more than ten (10) Business Days after such Equity Interests are required to be pledged pursuant to Section 5(b)(ii)).  Notwithstanding the foregoing or anything to the contrary herein or in any other Credit Document, each Issuer that is a Grantor hereunder shall comply (and each Grantor shall cause any applicable Issuer that is not a Grantor hereunder to comply) with the provisions of the form Pledge Registration and Control Agreement as if such provisions were part of this Agreement notwithstanding the applicable Pledge Registration and Control Agreement not having yet been executed and delivered.

(iv)

Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control (as such term is used in Articles 8 and 9 of the UCC) with respect to any Collateral consisting of (i) subject to Section 5.19 of the Credit Agreement, Deposit Accounts, (ii) Investment Property with a value in excess of $25,000 (unless an Event of Default has occurred and is continuing, in which case, there will be no threshold amount), (iii) Letter-of-Credit Rights (if the underlying Letter of Credit has an undrawn face amount of $25,000 or more and a term of more than three (3) months; provided that after an Event of Default has occurred and is continuing, no threshold shall apply), and (iv) Electronic Chattel Paper with a value in excess of $25,000 (unless an Event of Default has occurred and is continuing, in which case, there will be no threshold amount).

(c)

Collateral Held by Warehouseman, Bailee, etc.  If any Collateral with a value in excess of $25,000 (other than Vehicles under repair or maintenance in the ordinary course of business) is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d)

Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business determined by such Grantor to be appropriate in its commercially reasonable business judgment exercised in good faith.  During the continence of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it considers advisable, and Grantors shall fully cooperate with the Administrative Agent in connection therewith.

(e)

Commercial Tort Claims.  Promptly (i) notify the Administrative Agent of any Commercial Tort Claims of which any Responsible Officer of a Grantor has knowledge, by or in favor of such Grantor and (ii) execute and deliver such agreements, statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law to grant, create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims held by or in favor of any Grantor.

(f)

Inventory.  Not permit any Inventory or Equipment to be kept at a location other than that listed on the Perfection Certificate except (A) for Inventory or Equipment in transit, (B) for Equipment that is being repaired, (C) for Equipment that is no longer used or useful in the Grantors’ business having an aggregate value not to exceed $25,000 and (D) for a location within the continental United States where Grantors have delivered, or have used commercially reasonable efforts to obtain, a Lien Waiver, or a substantially similar agreement reasonably acceptable to the Administrative Agent.

(g)

Books and Records.  Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement and not permit its books and records to be kept a location within the continental United States where Grantors have used commercially reasonable efforts to promptly obtain a Lien Waiver, or a substantially similar agreement reasonably acceptable to the Administrative Agent.

(h)

Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Grantor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Equity of such Grantor.

(i)

Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(j)

Partnership and Limited Liability Company Interests.  Not permit any Pledged Equity consisting of an interest in a partnership or a limited liability company to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provide that it is a Security governed by Article 8 of the UCC, (iii) be an investment company security, (iv) be held in a Securities Account or (v) constitute a Security or a Financial Asset, in each case, without executing and delivering, and causing the applicable Issuer to execute and deliver to Administrative Agent the certificate or similar instrument evidencing the Pledged Equity (together with a corresponding stock power or similar instrument of transfer), Securities Account Control Agreement (if applicable), a Pledge Registration and Control Agreement and/or such other agreements, documents and instruments as required under Section 5(b) hereunder (or the applicable provisions of the Credit Agreement) or otherwise as the Administrative Agent may reasonably request for the purpose of perfecting Administrative Agent’s Lien in such Collateral.

(k)

Intellectual Property.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the USPTO, the USCO or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall, no later than the next Reporting Date, report such filing to the Administrative Agent and update any relevant schedules related thereto.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.  Each Grantor will, subject to its reasonable business judgment, (i) continue to use Intellectual Property to prevent any claim of abandonment or non-use with respect to such Intellectual Property, (ii) maintain as in the past the quality of products and services offered under material Trademarks and (iii) notify the Administrative Agent promptly if any Intellectual Property included in Collateral becomes forfeited, abandoned or dedicated to the public.  Except as could not reasonably be expected to result in a Material Adverse Change, each Grantor (either itself or through licensees or sublicensees thereof) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.  In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, each Grantor shall take any actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(l)

Transfer by the Grantors; Control in favor of Others.

(i)

Not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber all or any part of the Equity Interests or any interest therein (except, in each case, in accordance with or as otherwise expressly permitted by the terms of this Agreement, and the other Credit Documents).

(ii)

 Not grant “control” (within the meaning of Section 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

(m)

Notices.  If it acquires any interest on or after the date hereof in any property that is of a type that requires the security interest or lien therein to be registered, recorded or filed under, or notice given under, any federal statute or regulation, it shall notify the Administrative Agent in writing of such acquisition on or prior to the next Reporting Date following such acquisition.

Premium Finance Documents

. The Borrower shall maintain all Premium Finance Documents (other than that which has been delivered to the Administrative Agent or which are maintained by a third-party acting as a custodian on behalf of the Administrative Agent) in a secure manner in a location with fire, casualty and theft protection satisfactory to the Administrative Agent, and subject to a Lien Waiver in accordance with the Credit Agreement. The Borrower will provide to the Administrative Agent copies of any Premium Finance Documents as the Administrative Agent may request.

(o)

Deposit Accounts, Etc. Subject to Section 5.19 of the Credit Agreement regarding the transition of accounts from BB&T, no Grantor shall maintain Deposit Accounts, Securities Accounts and Commodity Accounts with any Person other than WNB and its Affiliates; provided that, subject to Section 5.19 of the Credit Agreement, if any Grantor acquires or opens any Deposit Account, Securities Account or Commodity Account with any Person other than WNB or its Affiliates, such Grantor shall promptly notify the Administrative Agent of such Deposit Account, Securities Account or Commodities Account and promptly enter into a customary account control agreement to grant the Administrative Agent “control” of such account under Articles 8 and 9 of the UCC (as applicable) within 10 days (or such longer period as agreed by the Administrative Agent at its sole option) of the opening or acquisition of any such Deposit Account, Securities Account or Commodities Account.

6.

Vehicles.  With respect to any Vehicle included in the Collateral, such Grantor shall (i) provide information with respect to any such Vehicle reasonably required by the Administrative Agent (or its designated agent), (ii) (x) with respect to such Vehicle owned on the Closing Date, shall, within thirty  (30) days, or such longer period as may be approved by the Administrative Agent at its sole option, of the Closing Date or (y) with respect to Vehicles acquired after the Closing Date, no later than thirty days (30) following such acquisition (or such longer period as may be approved by the Administrative Agent at its sole option), execute and file (or cause to be executed and filed) with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (iii) promptly upon receipt thereof, deliver to the Administrative Agent (or its designated agent) copies of all such applications or other documents filed and copies of all such certificates of title issued indicating the security interest created hereunder in the items of Vehicles covered thereby.

7.

Filing of Financing Statements, Notices, etc.  Each Grantor at its own expense hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property” or “all assets” or words of similar import), and each such Grantor hereby ratifies and agrees to the filing of all such financing statements heretofore filed by the Administrative Agent.  Each Grantor shall also execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably request from time to time (i) to assure to the Administrative Agent of its security interests hereunder and the attachment and perfection thereof, (ii) to consummate the transactions contemplated hereby, and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder, including, without limitation, with respect to each of the foregoing:  (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a notice of grant of security interest in Copyrights for filing with the USCO substantially in the form of Exhibit A hereto, (C) with regard to Patents, a notice of grant of security interest in Patents for filing with the USPTO substantially in the form of Exhibit B hereto and (D) with regard to Trademarks, a notice of grant of security interest in Trademarks for filing with the USPTO substantially in the form of Exhibit C hereto.  In addition, each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time, promptly following the reasonable request of the Administrative Agent, all such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take all such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which the Administrative Agent from time to time may reasonably request to perfect, preserve or protect its security interests against the Collateral

8.

Advances.  On failure of any Grantor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interests in the Collateral or which Administrative Agent may be compelled to make by operation of law.  All such sums and amounts so expended shall:  (a) be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefore; (b) constitute additional Obligations; and (c) bear interest from the date said amounts are expended at the default rate as set forth in Section 2.5 of the Credit Agreement.  Neither the performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, nor the advance or expenditure therefor, shall relieve the Grantors of any Default or

Event of Default.  During the continuance of any Default or Event of Default, the Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim.

9.

Remedies.

(a)

General Remedies.  During the continuance of an Event of Default, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any other documents relating to the Obligations, or by Applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Applicable Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933.  Neither the Administrative Agent’s compliance with applicable Applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of the State of Florida (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such Equity Interests.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by Applicable Law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by Applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of Applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Applicable Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)

Remedies relating to Accounts, Receivables, etc.  During the continuance of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder (except as prohibited by applicable law, including without limitation, the federal anti-assignment provisions of 42 U.S.C. §1396a(a)(32) and §1395g(c)), (i) each Grantor will promptly upon request of the Administrative Agent instruct all account debtors and/or Obligors to remit all payments in respect of Accounts or Receivables to a mailing location selected by the Administrative Agent or the Administrative Agent may notify Obligors that any Accounts and/or Receivables have been assigned to the Administrative Agent or that the Administrative Agent has a security interest therein and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors or Obligors that the Accounts and/or Receivables of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account and/or Receivable, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts and/or Receivables.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts and/or Receivables remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts and/or Receivables or in any such other amounts except as expressly provided herein.  Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuance of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts and/or Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors and/or Obligors on the Accounts and/or Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts and/or Receivables.  Each Grantor further agrees that it will, without compensation of any nature from the Administrative Agent or Lenders, take all actions necessary to assist the Administrative Agent or any of its designees in taking possession of and/or collecting, as applicable, Accounts, Receivables, General Intangibles or any other items, all as more fully set forth in this Agreement.  Moreover, each Grantor hereby agrees that, upon the occurrence and during continuance of an Event of Default, the Administrative Agent shall be authorized, without any further action by any Person, to contact any Obligor, insurer, insurance agency, insurance broker or similar Person that owes money to the Borrower and to notify such Person that the Administrative Agent, on its behalf and on behalf of the Lenders, as a security interest in all of the Borrower’s Receivables and that all payments, including any proceeds of unearned premiums, commissions or similar amounts, shall be paid directly to the Administrative Agent. Each Grantor acknowledges that its undertaking herein is a material inducement for the Administrative Agent and Lenders to enter into, and make loan under, the Credit Agreement.

(c)

Pledged Equity.  In addition to the other rights and remedies hereunder, during the continuance of an Event of Default, the Administrative Agent shall have, at its option, the sole and exclusive right to (or otherwise refrain from exercising its rights relating to) (i) transfer and register in its name or in the name of its nominee or transferee the whole or any part of the Pledged Equity, (ii) exchange certificates or instruments representing or evidencing the Pledged Equity for certificates or instruments of smaller or larger denominations, (iii) exercise the voting and all other rights as a holder with respect thereto, (iv) collect and receive all cash dividends and other payments and distributions made thereon and (v) notify the parties obligated on any of the Pledged Equity to make payment to Administrative Agent of any amounts due or to become due thereunder.

(d)

Access.  In addition to the rights and remedies hereunder, during the continuance of an Event of Default, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. Furthermore, each Credit Party hereby assigns to the Administrative Agent any and all rights of such Credit Party to access any and all storage facilities or other locations where any Collateral or information (whether digital, hard copy or otherwise) relating to Collateral may be stored and each Credit Party hereby irrevocably authorizes the Administrative Agent, at any time after the occurrence and during the continuation of an Event of Default, to enter upon any such storage facilities or other locations and remove any contents thereof in connection with the Administrative Agent’s exercise of its remedies hereunder, including removal of any and all Receivables (whether in digital form or otherwise), any information related to any such Receivables and the devices in which such Receivables are stored in the case of a digital medium.

(e)

Right to Inspect and Verify. The Administrative Agent (through any of its officers, employees, or agents and accompanied by any Lender or its designated representatives having requested to attend in the case of physical inspections) shall have the right, from time to time hereafter on reasonable notice unless a Default or Event of Default has occurred and is continuing, (i) to inspect and audit the books and records of any Credit Party and make copies or abstracts thereof, during normal business hours, (ii) from time to time, to communicate directly with any and all Account Debtors, Obligors and any other Person (whether an insurer, insurance agency or insurance brokerage) owing Receivables to the Borrower to verify the existence and terms thereof, and (iii) from time to time, to check, test, and appraise the Collateral, or any portion thereof, in order to verify any of Grantor’s, Borrower’s, and Borrower’s Subsidiaries’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; and each Credit Party shall, and shall cause each Grantor to, permit any designated representative of the Administrative Agent to visit and inspect any of the properties of the Borrower or such Grantor, as applicable, to inspect and to discuss their respective finances and any of their respective properties and Collateral, during normal business hours. Each Grantor shall, reimburse/pay the Administrative Agent for any costs, expenses and charges which are or will be incurred by the Administrative Agent in the exercise of the foregoing provisions.

(f)

Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Credit Document, any other agreement or document relating to the Obligations, or as provided by Applicable Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided herein or in the Credit Documents.  To the extent permitted by Applicable Law, neither the Administrative Agent, any Related Party of the Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than to the extent that any losses or liabilities with respect thereto are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have.

(g)

Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of Applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligation for any reason.

(h)

Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, or entitled to hereunder or under any other Credit Document, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate as set forth in Section 2.5 of the Credit Agreement, together with any fees and expenses in connection therewith, as provided for in Section 9.5 of the Credit Agreement.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(i)

Consent to Receiver.  Without limiting the generality of the foregoing or limiting in any way the rights of Secured Parties and the Administrative Agent under this Agreement or the other Credit Documents or otherwise under Applicable Laws, at any time during the continuance of an Event of Default, the Administrative Agent shall be entitled to apply for and have a receiver or receiver and manager appointed under state or federal law by a court of competent jurisdiction in any action taken by the Administrative Agent or Secured Parties to enforce their rights and remedies hereunder and under the other Credit Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Grantors or any of them, and to collect all revenues and profits thereof and apply the same to the payment of all reasonable expenses and other charges of such receivership, including the reasonable compensation of the receiver, and to the payment of the Loans and other Obligations until a sale or other disposition of such Collateral shall be finally made and consummated.  EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.  EACH GRANTOR GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, ACKNOWLEDGES THAT THE UNCONTESTED RIGHT TO

HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT AND SECURED PARTIES IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING SECURED PARTIES TO PROVIDE (AND COMMIT TO PROVIDE) FINANCIAL ACCOMMODATIONS TO BORROWERS, AND AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT AND SECURED PARTIES IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL AND PROPERTY OF THE BORROWERS AND THEIR SUBSIDIARIES.  NO RIGHT CONFERRED UPON SECURED PARTIES OR THE ADMINISTRATIVE AGENT HEREBY OR BY ANY LOAN DOCUMENT SHALL BE EXCLUSIVE OF ANY OTHER RIGHT REFERRED TO HEREIN OR THEREIN OR NOW OR HEREAFTER AVAILABLE AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE.

10.

Rights of the Administrative Agent.

(a)

Power of Attorney.  In addition to other powers of attorney contained herein each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take such action (or refrain from taking such action) in its sole discretion that the Administrative Agent believes is reasonable or necessary or customary to protect the Administrative Agent’s or any Secured Party’s interests in the Collateral or its rights hereunder or any other Credit Document, including, without limitation, all or any of the following powers with respect to all or any of the Collateral (which any or all of the following actions shall be taken at the sole expense of the Grantors), during the continuance of an Event of Default (which power shall be in addition and supplemental to any powers, rights and remedies of the Administrative Agent described herein or otherwise available to the Administrative Agent under applicable law):

(i)

to demand, collect, settle, compromise, adjust, give discharges and releases (including, for the avoidance of doubt, with respect to Receivables), all as the Administrative Agent may reasonably determine;

(ii)

to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)

to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)

to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)

to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)

to adjust and settle claims under any insurance policy relating thereto;

(vii)

to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)

to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)

to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)

to exchange certificates or instruments representing or evidencing the Pledged Equity for certificates or instruments of smaller or larger denominations;

(xi)

to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem appropriate;

(xii)

to sign an instrument in writing, causing or sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any nominee or transferee including, without limitation, to any nominee or transfer to whom the Pledged Equity or any part thereof may be sold pursuant to Section 9 hereof;

(xiii)

to exercise the voting and all other rights as a holder with respect thereto to the Pledged Equity;

(xiv)

to collect and receive all cash dividends and other payments and distributions made with respect to the Pledged Equity, and to notify the parties obligated on any of the Pledged Equity to make payment to Administrative Agent of any amounts due or to become due thereunder;

(xv)

to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xvi)

to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct (except as prohibited by Applicable Law, including without limitation, the federal anti-assignment provisions of 42 U.S.C. §1396a(a)(32) and §1395g(c));

(xvii)

to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xviii)

to withdraw all monies or securities held in any account for application to the Obligations in accordance with the Credit Agreement;

(xix)

to accelerate any note pledged to the Administrative Agent pursuant to this Agreement which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any such note (including, without limitation, to make any demand for payment thereon);

(xx)

to contact any Account Debtor or Obligors to require that it direct all payments directly to the Administrative Agent;

(xxi)

to contact insurers or other similar Person to require that all Unearned Receivables be paid to the Administrative Agent; and

(xxii)

to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Neither the Administrative Agent nor any other Related Party of the Administrative Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)

Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the security interests created hereunder to a successor administrative agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)

Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent (and the other Secured Parties) shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent and the other Secured Parties shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 9 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)

Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)

Voting and Payment Rights in Respect of the Pledged Equity.

(i)

So long as no Event of Default shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent such payments are allowed under the Credit Agreement; and

(ii)

Upon notice from the Administrative Agent to a Grantor, during the continuance of an Event of Default (provided that no such notice shall be required upon the occurrence or continuance of an Event of Default under Clauses (g) of Section 7.1 of the Credit Agreement), (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent and the Secured Parties, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f)

Each Grantor hereby grants to the Administrative Agent, an IRREVOCABLE PROXY to, during the continuance of an Event of Default, vote all or any part of such Grantor’s Pledged Equity from time to time, in each case in any manner the Administrative Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Pledged Equity, calling special meetings of the holders of the Pledged Equity of any issuer and voting at such meetings).  Such IRREVOCABLE PROXY will be re-granted three years after the date hereof (or such earlier time as the Administrative Agent may request from time to time).  The irrevocable proxy granted hereby is effective immediately without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Equity be recorded on the books and records of the relevant Credit Party) be taken by any Person (including the relevant Credit Party of any Pledged Equity or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, and shall terminate upon the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement; provided that, with respect to each Grantor, after all continuing Events of Default have been waived in writing or if such irrevocable proxy is rescinded in writing by the Administrative Agent, such Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise with respect to its Pledged Equity and all rights of the Administrative Agent to vote all or any part of such Pledged Equity will cease.

11.

Application of Proceeds.  Any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or its equivalent, will be applied in reduction of the Obligations in the order and priority set forth in (or otherwise dictated by) the Credit Agreement.

12.

Continuing Agreement.

(a)

This Agreement shall remain in full force and effect until the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement, at which time this Agreement and all security interests granted hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b)

This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable and documented out-of-pocket costs and expenses (including without limitation any reasonable and documented out-of-pocket legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.  This paragraph shall survive the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement.

13.

Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Credit Agreement.

14.

Successors in Interest.  This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.

15.

Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with the notice provisions of the Credit Agreement.

16.

Counterparts.  The signature pages to this Agreement may be transmitted and/or executed by facsimile or by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Grantors, the Administrative Agent and the Lenders.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

17.

Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18.

Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19.

Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.

Entirety.  This Agreement, the other Credit Documents and the other agreements and documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any other agreements and documents relating to the Obligations, or the transactions contemplated herein and therein.

21.

Other Security.  To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Credit Documents or under any other document relating to the Obligations.

22.

Rights of Certain Secured Parties.  Notwithstanding anything to the contrary set forth herein or in any other Credit Document, a Secured Party that is not the Administrative Agent or a Lender shall be a “Secured Party” solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth herein and in the Credit Agreement.  In connection with any such distribution of payments and collections, Administrative Agent shall be entitled to assume that no amounts are due to any such Secured Party unless such Secured Party has notified Administrative Agent of the amount of any such liability owed to it prior to such distribution.

23.

Additional Grantors.  Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery to the Administrative Agent of a joinder agreement to this Agreement in form and substance acceptable to the Administrative Agent.

24.

Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement or the other Credit Documents, all payment and performance obligations of the Grantors arising under this Agreement and the other Credit Documents shall be joint and several obligations of each Grantor secured by all the Collateral.  The Administrative Agent may apply any portion of the Collateral to satisfy any of the Obligations.

25.

Waiver of Subrogation.  If the Administrative Agent exercises any of the remedies referred to above in respect of any of the Collateral and applies any of the proceeds of any Collateral to any amounts owing to any of the Secured Parties under the Credit Documents, no Grantor shall, in respect of such monies, seek to enforce repayment, obtain the benefit of any security, be indemnified or receive Collateral from any Borrower or a contribution from any other Person, or exercise any other rights or legal remedies of any kind which may accrue to any Grantor against any Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to any Grantor from any Borrower) until the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement occurs; provided, however, that, in no circumstances shall any Grantor make a claim against any Collateral owned by any other Grantor prior to the occurrence of the payment in full of all Obligations in cash and the termination of all Commitments under the Credit Agreement.  Each of the Grantors shall hold in trust for, and forthwith pay or transfer to, the Administrative Agent any payment or distribution or benefit of security received by such Grantor contrary to this Section 25.

26.

Marshalling.  The Administrative Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurance of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Administrative Agent hereunder or in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  Each Grantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral or other collateral security which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement, the other Credit Documents, or any other document or Instrument that creates, evidences, guaranties or secures any of the Obligations, and each Grantor hereby irrevocably waives the benefits of all such laws.

27.

Waiver of Bond.  Each Grantor hereby waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding (i) to realize on the Collateral or any other security for its obligations hereunder, (ii) to enforce any judgment or other court order entered in favor of the Administrative Agent, or (iii) to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement, any other Credit Document or any other agreement or document between the Administrative Agent and such Grantor.

28.

Collateral Custodian. At the Administrative Agent’s option, the Borrower shall cause the original Premium Finance Agreement or other document or instrument evidencing a Receivable, if any, to be delivered to the Administrative Agent, or to a third-party custodian acceptable to the Administrative Agent, in the Administrative Agent’s sole and absolute discretion, to hold on behalf of the Administrative Agent and the Lenders, pursuant to a custodian agreement in form and substance acceptable to the Administrative Agent, in Agent’s sole discretion, provided, that, with respect of the portion of the Collateral consisting of any Receivable that is evidenced by an electronic record that is a transferable record or otherwise under Applicable Laws, the Borrower shall (a) deliver to the Administrative Agent, pursuant to a custodial or other similar agreement acceptable to the Administrative Agent, “control” of such transferable electronic record in accordance with Applicable Law (to ensure, among other things, that the Administrative Agent has a first priority perfected Lien in such Collateral by the preferred method under Applicable Law), which shall be delivered, at the Borrower’s expense, to the Administrative Agent pursuant to such custodial or other agreement acceptable to the Administrative Agent and, except as otherwise expressly provided herein to the contrary, held in the Administrative Agent’s or its appointed custodian’s possession, custody, and control until all of the Obligations have been fully satisfied or the Administrative Agent expressly agrees to release such documents and (b) identify (or cause the Administrative Agent’s appointed custodian or any applicable servicing agent to identify) on the related electronic record the pledge of such Receivable by the Borrower to the Administrative Agent, provided, further, that the Administrative Agent, custodian or other Person appointed by it to accept delivery of and maintain possession, custody, and control of all such Receivables and related documents and any instruments on behalf of the Administrative Agent during such period of time.  If an original Premium Finance Agreement shall have been issued to the Borrower, at the Administrative Agent’s request, each such original evidencing a Receivable shall be duly endorsed in blank or otherwise assigned by Borrower or any other Person named as payee or indorsee of such item, in each case, in a manner acceptable to the Administrative Agent.  In the event that any other Collateral, including proceeds, is evidenced by or consists of an instrument or similar document, and if and to the extent that the Administrative Agent determines that perfection or priority of the Administrative Agent’s security interest is dependent on or enhanced by possession, the Borrower, promptly upon the request of the Administrative Agent, shall endorse and deliver physical possession of such Collateral to Agent or to a custodian chosen by the Administrative Agent to hold on behalf of the Administrative Agent.

[The remainder of this page is left blank intentionally.]

Signature Page to Security and Pledge Agreement

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION

	By:	/s/ William Koppelmann
	Name:	William Koppelmann
	Title:	President

STANDARD PREMIUM FINANCE HOLDINGS, INC.

	By:	/s/ William Koppelmann
	Name:	William Koppelmann
	Title:	CEO, President

Signature Page to Security and Pledge Agreement

Accepted and agreed to as of the date first above written.

ADMINISTRATIVE AGENT:	WOODFOREST NATIONAL BANK, as Administrative Agent
	By:	/s/ John Viault
	Name:	John Viault
	Title:	Vice President

EXHIBIT A

FORM OF NOTICE OF GRANT OF SECURITY INTERESTS IN COPYRIGHT RIGHTS

[ATTACHED]

EXHIBIT B

FORM OF NOTICE OF GRANT OF SECURITY INTERESTS IN PATENT RIGHTS

[ATTACHED]

EXHIBIT C

FORM OF NOTICE OF GRANT OF SECURITY INTERESTS IN TRADEMARK RIGHTS

[ATTACHED]

SCHEDULE 1

PLEDGED EQUITY

Grantor; Type and Place of Organization	Issuer; Type and Place of Organization	Number of Shares	Type	Certificate Number	Percentage Ownership

SCHEDULE 4(f)

UNCERTIFICATED SECURITIES

SCHEDULE 4(h)

NO RESTRICTIONS

SCHEDULE 4(i)

CONSENTS

SCHEDULE 4(j)

COMMERCIAL TORT CLAIMS

SCHEDULE 4(l)

VEHICLES

SCHEDULE 4(m)

INTELLECTUAL PROPERTY

EXHIBIT I

to Security and Pledge Agreement

PLEDGE REGISTRATION AND CONTROL AGREEMENT

Pledge Registration and Control Agreement (“Agreement”), dated as of [______ ___, 20___], by and among (i) [NAME OF ISSUER(S)], a [jurisdiction] [organization] ([individually and collectively,] the “Issuer”), (ii) [NAME OF GRANTOR(S)], a [jurisdiction] [organization] ([individually and collectively,] the “Grantor”), and (iii) WOODFOREST NATIONAL BANK, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the holders of the Obligations (the “Administrative Agent”).  References herein to each Grantor, as they relate to an Issuer, shall mean the applicable Grantor pledging the Equity Interest of such Issuer pursuant to the Security Agreement and the Credit Agreement.

Reference is hereby made to that certain Security and Pledge Agreement dated as of October 5, 2018 (as may be amended, amended and restated, supplemented or otherwise modified, the “Security Agreement”) among Administrative Agent, Grantor, Issuer and other parties named therein.  All terms used herein that are not otherwise defined herein have the meanings assigned to such terms in the Security Agreement or the Credit Agreement referred to in the Security Agreement.

Issuer hereby acknowledges receipt of and agrees to the terms and provisions of the Security Agreement.  Issuer represents and warrants to Administrative Agent that (i) this Agreement has been duly and validly authorized, executed and delivered by Issuer and constitutes the legal, valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms; (ii) as of the date hereof, Grantor is the owner of record of the Pledged Equity issued by Issuer, and the Pledged Equity represent all of the Equity Interests of Grantor in Issuer; (iii) after reasonable inquiry, Issuer has no knowledge of any pledge of, or grant of a security interest in, or adverse claims to, the Pledged Equity (other than in favor of Administrative Agent); (iv) the execution, delivery and performance by the parties of the Security Agreement and this Agreement in accordance with their terms will not violate the Organic Documents of Issuer or any other agreements or documents to which Issuer is a party; (v) Issuer has registered the pledge and security interest of Administrative Agent in the Pledged Equity issued by Issuer in the books and records of Issuer; and (vi) Schedule 1 of the Security Agreement is true, correct and complete as it relates to Issuer and the Pledged Equity issued by Issuer.

Issuer will not acknowledge, register or permit the pledge, transfer, grant of control (as such term is used in Articles 8 and 9 of the UCC) or other disposition of the Pledged Equity (or any portion thereof) other than to or as requested by Administrative Agent.  During the existence of an Event of Default, Issuer shall promptly comply with the instructions of Administrative Agent with respect to the Pledged Equity without the further consent or action of Grantor, including, without limitation, instructions as to the transfer or other disposition of the Pledged Equity, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to Grantor in respect of the Pledged Equity (upon redemption of the

Pledged Equity, dissolution of any Issuer or otherwise), and to transfer to, and register the Pledged Equity in the name of, Administrative Agent or its nominee or transferee.  Issuer acknowledges and agrees that upon the delivery of any certificates representing the Pledged Equity endorsed to Administrative Agent or in blank, or to the extent the Pledged Equity is not represented by certificates, upon the execution and delivery of this Agreement by the parties hereto, Administrative Agent’s security interest in the Pledged Equity shall be perfected by control (as such term is used in Articles 8 and 9 of the UCC).

Issuer hereby irrevocably constitutes and appoints Administrative Agent as the proxy and attorney-in-fact of Issuer with respect to the Pledged Equity, including, during the continuance of an Event of Default, the right to transfer and register in its name or in the name of its nominee or transferee the whole or any part of the Pledged Equity and the right to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement and the Security Agreement.  The appointment of Administrative Agent as proxy and attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.  Such proxy shall be effective, automatically and without the necessity of any action by any Person.  Such proxy will be re-granted three years after the date hereof (or such earlier time as the Administrative Agent may request from time to time).  Notwithstanding the foregoing, Administrative Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

This Agreement shall inure to the benefit of Administrative Agent, the Secured Parties and their respective successors and assigns, shall be binding upon Issuer and Grantor and their respective successors and assigns, but no Issuer or Grantor may assign this Agreement without the prior written consent of Administrative Agent.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed by Issuer, Grantor and Administrative Agent.  The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SIGNATURE PAGE FOLLOWS

[NAME OF ISSUER(S)]

By:	/s/ William Koppelmann
Name:	William Koppelmann
Title:	President

[NAME OF GRANTOR(S)]

By:
Name:
Title:

WOODFOREST NATIONAL BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT II

to Security and Pledge Agreement

LLC OPERATING AGREEMENT AMENDMENTS1

ARTICLE [__]
RIGHTS OF AGENT

Insert- Section [___]

(a)

Each membership interest in the [Company] shall be represented by a security certificate (a “Membership Interest Certificate”).  Each Membership Interest Certificate shall be issued in such form and substance as may be approved from time to time by [the Member] and shall be numbered by membership class (if more than one) and in the order in which they are issued.  Each Membership Interest Certificate shall bear a legend referring to this Agreement and (to the extent applicable) a legend that the membership interest has not been registered under applicable securities laws, each in such form and substance as may be approved from time to time by [the Member.]  Each Membership Interest Certificate shall be signed by any officer of [the Company] (including any assistant secretary).  The name of the Person owning the membership interest, the class (if applicable) of membership interest and the date of issuance shall be entered on each Membership Interest Certificate and on the stub (if any) of each Membership Interest Certificate.  A copy of each Membership Interest Certificate that is issued, exchanged, transferred or canceled, and the original stub (if any) of each Membership Interest Certificate issued, shall be kept in the [Company’s] minute book.

(b)

The transfer of a membership interest shall be made by [the Member] or any officer of [the Company] on its books and records, and [the Company] shall issue a new Membership Interest Certificate to the transferee, upon [the Company]’s receipt of (i) the written direction of the existing Membership Interest Certificate holder of record or the transferee, (ii) the existing Membership Interest Certificate evidencing such membership interest, and (iii) the due endorsement of such Membership Interest Certificate for transfer to the transferee, either on such Membership Interest Certificate or on a customary stock power or similar instrument of transfer.  [the Company] shall be entitled to treat the holder of record of any membership interest as the Person entitled to vote or transfer such membership interest.  Each record owner of a membership interest may vote such interest in person or by proxy or written consent.

(c)

Any Person claiming a Membership Interest Certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of such fact and establish such other proof and indemnity in the manner and to the extent required by the Member or any officer of [the Company].  Upon compliance with the above, to the satisfaction of the Member or any officer of [the Company], a new Membership Interest Certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

———————

1 To be tailored as needed

(d)

[Each Membership Interest Certificate in [the Company] shall constitute and remain a “security” within the meaning of, and shall be governed by, Article 8 of the Uniform Commercial Code (including section 8-102(a)(15) thereof) as in effect from time to time in the State of Florida or any other applicable jurisdiction (“Article 8”).  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of UCC Article 8, such provision of UCC Article 8 shall control and be given effect.]

(e)

Notwithstanding anything contained herein to the contrary, the Member shall be permitted to pledge or hypothecate any or all of its membership interests, including all economic rights, control rights and status rights as a Member, to any lender to [the Company] or any affiliate of [the Company] or to any agent acting on such lender's behalf, and any transfer of such membership interests pursuant to any such lender's (or agent's) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder.  Notwithstanding anything contained herein to the contrary, subject to the terms of the financing giving rise to any pledge or hypothecation of membership interests, the lender (or agent) shall have the right, to the extent set forth in the applicable pledge or hypothecation agreement, and without further approval of the Member and without becoming a Member (unless such lender (or agent) elects to become a Member), to exercise the membership voting rights of the Member granting such pledge or hypothecation.  Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, to the extent set forth in the applicable pledge or hypothecation agreement, (a) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall, if it so elects, become a Member under this Agreement and, in such event, shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of [the Company], and shall be bound by all of the obligations, of a Member under this Agreement without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or powers under this Agreement.  Any transfer of membership interests pursuant to a pledge or hypothecation referred to above shall, for purposes of Section [__], be deemed to have complied with the provisions of Section [__].  Each recipient of a pledge or hypothecation of the membership interests shall be a third party beneficiary of the provisions of this Section [__].

(f)

[The [Company] shall not at any time be a “dividing company” or engage in a “division” pursuant to and as defined in Section 18-217 of the Delaware Limited Liability Act.]

(g)

Until the date that all of the obligations of [the Company] (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) pursuant to that certain Credit Agreement, dated as of October 5, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (“Holdings”), STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation (the “Borrower”) and WOODFOREST

NATIONAL BANK, as lender (“Lender” and together with any other Person that becomes a lender thereunder, the “Lenders”) and as the administrative agent (in such capacity, the “Administrative Agent”), have been paid in full, this Section [__] may not be amended without the express written consent of Agent or the successor or assign of the rights of Agent under the Credit Agreement.  Capitalize terms used in this section [__] but not otherwise defined in this [Agreement] shall have the meanings given to such terms in the Credit Agreement.

AMENDED AND RESTATED REVOLVING NOTE

$27,500,000	July 30, 2019
Miami, Florida

FOR VALUE  RECEIVED,  the  undersigned,  STANDARD PREMIUM  FINANCE MANAGEMENT CORPORATION, a Florida corporation (the “Borrower”), hereby promises to pay to the order of WOODFOREST NATIONAL BANK (the “Lender”) (x) TWENTY-SEVEN MILLION  FIVE  HUNDRED  THOUSAND  DOLLARS ($27,500,000) or (y) the  aggregate unpaid principal amount of all Revolving Loans made to the Borrower by the Lender from time to time pursuant to the Credit and Guaranty Agreement, dated as of October 5, 2018, by and among the Borrower, STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (“Holdings”), the lenders party thereto and Woodforest National Bank, as administrative agent (in such capacity, the “Administrative Agent”) (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and outstanding on the Maturity Date, whichever is less, and to pay interest from the date hereof on the principal balance of such Revolving Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case, at the office of the Administrative Agent as set forth in the Credit Agreement, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds. Terms defined in the Credit Agreement are used herein with the same meanings.

The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by applicable law and the Credit Agreement, overdue interest, from the respective due dates of such amounts at the  default  rate set  forth in  Section 2.5 of the  Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default on the terms and conditions specified in the Credit Agreement.

The Revolving Loans evidenced by this note (this “Revolving Note”) are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Revolving Note is  subject  to, and should be construed in accordance with, the provisions of the Credit  Agreement and is entitled to the benefits and security set forth in the Credit Documents.

The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (a) the date of each Revolving Loan made by the Lender, (b) the type and amount thereof and (c) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Revolving Loan. The entries made in such schedule shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record  or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of the Credit Agreement.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives any right of or to presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Revolving Note.

The Borrower waives any right to claim or interpose any counterclaim (other than mandatory or compulsory counterclaims) or set-off of any kind in any litigation relating to this Revolving Note or the transactions contemplated hereby.

This Revolving Note is secured pursuant to, and is entitled to the benefits of, the Security Documents.

This Revolving Note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Lender.

This Revolving Note may only be assigned by the Lender in accordance with the provisions of Section 9.6 of the Credit Agreement and its benefits shall inure to the successors, and permitted indorsees and assigns of the Lender.

This Revolving Note amends and restates (but does not extinguish or novate) that certain Revolving Note, dated October 5, 2018, executed by the Borrower in favor of the Lender, in the original stated amount of $25,000,000 (the “Original Note”). The Borrower hereby agrees that the execution of this Revolving Note shall in no manner vitiate, impair or affect the liens and security interests created and evidenced by the Credit Agreement or any of the other Credit Documents, in each case, as in effect as of the date of the Original Note, and such liens and security interests shall not be and are not in any manner released or waived.

THE PROVISIONS OF THIS REVOLVING NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE  STATE OF FLORIDA.

THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE OF THIS REVOLVING NOTE) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS REVOLVING NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Borrower has duly executed this Revolving Note the day and year first above written.

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, as
Borrower

/s/ William Koppelmann

Title: President

[Signature Page to Amended and Restated Revolving Note (Standard Premium (Woodforest))]

SCHEDULE TO REVOLVING NOTE

Amount of
	Type of	Amount of	principal converted,	Interest rate on	Interest Period
	Revolving	Revolving	paid or	Revolving	for LIBOR	Notation
Date	Loan	Loan	prepaid	Loans	Advances	made by